Exhibit 99.1

Getty Images Reports Third Quarter 2023 Results

New York, NY, November 14, 2023 – Getty Images Holdings, Inc. “Getty Images” or the “Company”) (NYSE: GETY), a preeminent global visual content creator and marketplace, today reported financial results for the third quarter ended September 30, 2023.

“While we continue to operate in a challenging environment, we saw progress in a number of key areas in the third quarter, notably continued growth across Ecommerce where annual subscriber numbers were up across target markets,” said Craig Peters, Chief Executive Officer for Getty Images. “The quarter also saw us launch our generative AI service in partnership with NVIDIA which addresses fundamental customer needs around quality and commercial safety in use of generative content. Trained solely off our content and data, our tool provides commercially safe, non-infringing high-quality imagery with uncapped indemnification. We continue to focus on how and where our highly differentiated and industry-leading content and services can provide value to our customers to deliver growth for the company in the long term.”

Third Quarter 2023 Financial Summary:

•	Revenue of $229.3 million declined 0.5% year over year and 1.3% on a currency neutral basis.
•	Creative revenue of $145.2 million, flat year over year and down 0.8% on a currency neutral basis.
•	Editorial revenue of $79.9 million, down 2.3% year over year and 3.3% on a currency neutral basis.
•	Annual Subscription Revenue as a percentage of total revenue grew to 55.9%, up from 49.4% in Q3’22 and up from a finish of 49.0% for the full year 2022.
•	Net Loss of $18.4 million, compared to a Net Loss of $118.1 million in Q3’22. Included in these results is a $106.1 million Loss on Litigation related to the previously disclosed warrant litigation, partially offset by $60.0 million Recovery of Loss on Litigation from the Company’s D&O insurance policy. Separately, the Q3’22 results included a $161.3 million net loss resulting from a remeasurement of the fair value of the warrants upon exercise in Q3’22. Net Income Margin was (8.0)% compared to (51.2)% in Q3’22.
•	Adjusted EBITDA* of $80.3 million, up 3.4% year over year and 2.5% on a currency neutral basis. Adjusted EBITDA Margin* was strong at 35.0% compared to 33.7% in Q3’22. This strong result is a testament to the fiscal discipline and the proactive cost actions taken earlier in Q2 of this year and which remain in place.
•	Adjusted EBITDA less capex* was $67.9 million, up 9.4% year over year and 9.3% on a currency neutral basis.

Liquidity and Balance Sheet:

•	Net cash provided by operating activities of $25.2 million in Q3’23, compared to $48.9 million the prior year period.
•	Free cash flow* of $12.8 million in Q3’23, compared to $33.2 million in the prior year period.
•	Ending cash balance on September 30, 2023 was $113.5 million, up $15.6 million from the ending balance on December 31, 2022 and $41.7 million from September 30, 2022. We have $150 million available through our Revolver, for total available liquidity of $263.5 million.

•	Total debt was $1.383 billion, which included $300.0 million in senior notes and a term loan balance of $1.083 billion, consisting of $639.6 million in USD and $443.6 million in USD equivalent of Euros, converted using exchange rates as of September 30, 2023.

* Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA less capex, and Free Cash Flow are non-GAAP financial measures. Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures section below.

Key Performance Indicators (KPIs)7

	Last Twelve Months Ended September 30,
	2023	2022	Y/Y Change
LTM total purchasing customers (thousands)[1]	826	837	(1.3)%
LTM total active annual subscribers (thousands)[2]	202	107	88.4%
LTM paid download volume (millions)[3]	95	94	1.0%
LTM annual subscriber revenue retention rate[4]	94.5%	103.0%	-850 bps
Image collection (millions)[5]	525	484	8.4%
Video collection (millions) [5]	27	23	15.6%
LTM video attachment rate[6]	13.7%	12.7%	+100 bps

Note: The Key Operating Metrics outlined are the metrics that provide management with the most immediate understanding of the drivers of business performance and our ability to deliver shareholder return, track to financial targets and prioritize customer satisfaction. Note, KPI comparisons to periods prior to trailing twelve-months ended September 30, 2023 reflect some COVID-19 impact.

Annual subscription - includes all products with a duration of 12 months or longer

1 The count of total customers who made a purchase within the reporting period based on billed revenue.

2 The count of customers who were on an annual subscription product during the reporting period.

3 A count of the number of paid downloads by our customers in the reporting period. Excludes downloads from Editorial Subscriptions, Editorial feeds and certain API structured deals, including bulk unlimited deals. Excludes downloads starting in Q3’22 tied to a two-year deal signed with Amazon in July 2022, as the magnitude of the potential download volume over the deal term could result in significant fluctuations in this metric without corresponding impact to revenue in the same period.

4 This calculates retention of total revenue for customers on an annual subscription product, comparing the customer’s total billed revenue (inclusive of both annual subscription and non-annual subscription products) in the LTM period to the prior LTM period.

5 A count of the total images and videos in our content library as of the reporting date.

6 A measure of the percentage of total paid customer downloaders who are video downloaders. The underlying calculation of this metric was changed vs. previously reported metrics. This change was made to exclude the impact of downloader activity from our free trial subscriptions which are skewed entirely to stills-only content.

7 The Company launched Unsplash+ during the three months ended December 31, 2022. This new Unsplash subscription will now be included within these KPI’s from the launch date forward. The impact is not yet material.

Third Quarter 2023 Business Highlights:

•	In partnership with NVIDIA, launched Generative AI by Getty Images, a unique service which addresses fundamental customer needs. Trained solely on Getty Images’ content, the service is high-quality, commercially-safe, creator-responsible and comes with uncapped indemnification.
•	Continued growth in our subscription business with annual subscribers up by more than 88 percent, driven by Ecommerce with more than 35K of these new subscribers from target growth markets outside North America and Western Europe.
•	Renewed agreement as Authorized Photographic Agency with the Rugby World Cup to deliver an industry-leading service in the creation and distribution of world-class sports content.

•	In partnership with BBC Studios, launched a platform accelerating archive supply chain providing customers access to an additional 57,000 programs from the BBC archives.

Warrant Litigation

As previously disclosed, the Company has been named as a defendant in two lawsuits filed by former public warrant holders. On October 27, 2023, the Court issued its decision on the cross-motions for summary judgment and entered judgment in favor of Plaintiffs on their breach of contract claims in the amount of $36.9 million for Alta Partners, LLC and $51.0 million for the CRCM plaintiffs, plus, in each case, pre-judgment interest of 9% per annum. The Company’s Loss on Litigation is comprised of these damages amounts, in addition to pre-judgment interest and associated legal fees through September 30, 2023. The Company has recognized Recovery on Loss on Litigation of $60.0 million, which represents the limit of the Company’s D&O insurance coverage for this matter. Subsequent to September 30, 2023 the Company has received $5.0 million of insurance recoveries. The Company intends to appeal the part of the Court’s decision and judgement that ruled for the plaintiffs and to secure a surety bond totaling 111% of the damages award, limiting any impact on our day-to-day operations.

Financial Outlook for Full Year 2023

“We are revising our 2003 guidance due to the ongoing challenging market conditions, including the adverse impacts from the Hollywood strikes and pressures on our agency business, as well as due to the impact from the unexpected strengthening of the U.S. dollar. We believe these impacts will continue through the fourth quarter.” said Jennifer Leyden, Chief Financial Officer.

The following tables summarize Getty Images updated fiscal year 2023 guidance:

	Updated 2023 Guidance	Prior 2023 Guidance
Revenue	$900 million to $910 million	$920 million to $935 million
Revenue Growth YoY	-2.8% to -1.8%	-0.7% to 0.9%
Revenue Growth, Currency Neutral	-2.3% to -1.2%	-0.7% to 1.0%
Adjusted EBITDA	$287 million to $295 million	$292 million to $303 million
Adjusted EBITDA Growth YoY	-5.8% to -3.4%	-3.8% to -0.3%
Adjusted EBITDA Growth, Currency Neutral	-5.4% to -2.9%	-3.8% to -0.3%

The updated 2023 guidance also reflects a change to how the Company is reporting legal fees associated with the warrant litigation relative to prior period reporting. For the nine months ended September 30, 2023, $6.4 million in legal fees associated with our warrant litigation which were previously reported within “Selling, general and administrative expenses” are now included in “Loss on Litigation”. This change in classification increase our year-to-date Adjusted EBITDA by the same $6.4 million when compared to the prior period classification. For the full year ended December 31, 2022, adjusted EBITDA will increase due to the classification change of $1.1 million of legal fees associated with the warrant litigation which were incurred in the fourth quarter of that year.

Assuming foreign currency rates remain at current levels, the guidance includes the following estimated and actual impacts from FX on revenue and EBITDA:

	FX Headwind	FX Tailwind	FX Impact
	YTD 2023 (actual)	Q4 2023	2023
Revenue	($8.5) million	~$3.1 million	~($5.4) million
Adjusted EBITDA	($2.9) million	~$1.3 million	~($1.6) million

Webcast & Conference Call Information

The Company will host a conference call and live webcast with the investment community at 5:00 p.m. Eastern Time today, Tuesday, November 14, 2023, to discuss its third quarter 2023 results. The live webcast will be accessible through the Investor Relations section of the Company’s website at https://investors.gettyimages.com/. To access the call through a conference line, dial 1-877-407-0792 (in the U.S.) or 1-201-689-8263 (international callers). A replay of the conference call will be posted shortly after the call and will be available for fourteen days following the call. To access the replay, dial 1-844-512-2921 (in the U.S.) or 1-412-317-6671 (international callers). The access code for the replay is 13741921.

About Getty Images

Getty Images (NYSE: GETY) is a preeminent global visual content creator and marketplace that offers a full range of content solutions to meet the needs of any customer around the globe, no matter their size. Through its Getty Images, iStock and Unsplash brands, websites and APIs, Getty Images serves customers in almost every country in the world and is the first-place people turn to discover, purchase and share powerful visual content from the world’s best photographers and videographers. Getty Images works with over 551,000 contributors and more than 315 content partners to deliver this powerful and comprehensive content. Each year Getty Images covers more than 160,000 news, sport and entertainment events providing depth and breadth of coverage that is unmatched. Getty Images maintains one of the largest and best privately-owned photographic archives in the world with millions of images dating back to the beginning of photography.

Through its best-in-class creative library and Custom Content solutions, Getty Images helps customers elevate their creativity and entire end-to-end creative process to find the right visual for any need. With the adoption and distribution of generative AI technologies and tools trained on permissioned content and uncapped indemnification and perpetual, worldwide usage rights, customers can use text to image generation to ideate and create commercially safe compelling visuals, further expanding Getty Images capabilities to deliver exactly what customers are looking for.

For company news and announcements, visit our Newsroom.

Forward-Looking Statements

Certain statements included in this Quarterly Report on Form 10-Q that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of the words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this report, and on the current expectations of our management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control.

These forward-looking statements are subject to a number of risks and uncertainties, including: our inability to continue to license third-party content and offer relevant quality and diversity of content to satisfy customer needs; our ability to attract new customers and retain and motivate an increase in spending by its existing customers; the user experience of our customers on our websites; the extent to which we are able to maintain and expand the breadth and quality of our content library through content licensed from third-party suppliers, content acquisitions and imagery captured by its staff of in-house photographers; the mix of and basis upon which we license our content, including the price-points at, and the license models and purchase options through, which we license our content; the risk that we operate in a highly competitive market; the risk that we are unable to successfully execute our business strategy or effectively manage costs; our inability to effectively manage our growth; our inability to maintain an effective system of internal controls and financial reporting; the risk that we may lose the right to use “Getty Images” trademarks; our inability to evaluate our future prospects and challenges due to evolving markets and customers’ industries; the legal, social and ethical issues relating to the use of new and evolving technologies, such as Artificial Intelligence (“AI”); the risk that our operations in and continued expansion into international markets bring additional business, political, regulatory, operational, financial and economic risks; our inability to adequately adapt our technology systems to ingest and deliver sufficient new content; the risk of technological interruptions or cybersecurity vulnerabilities; the risk that any prolonged strike by, or lockout of, one or more of the unions that provide personnel essential to the production of films or television programs, such as the 2023 strikes by the writers’ union and the actors' unions, could further impact our entertainment business; the inability to expand our operations into new products, services and technologies and to increase customer and supplier awareness of new and emerging products and services, including with respect to our AI initiatives; the loss of and inability to attract and retain key personnel that could negatively impact our business growth; the inability to protect the proprietary information of customers and networks against security breaches and protect and enforce intellectual property rights; our reliance on third parties; the risks related to our use of independent contractors; the risk that an increase in government regulation of the industries and markets in which we operate could negatively impact our business; the impact of worldwide and regional political, military or economic conditions, including declines in foreign currencies in relation to the value of the U.S. dollar, hyperinflation, higher interest rates, devaluation the impact of recent bank failures on the marketplace and the ability to access credit and significant political or civil disturbances in international markets where we conduct business; the risk that claims, judgements, lawsuits and other proceedings that have been, or may be, instituted against us or our predecessors could adversely affect our business; the inability to maintain the listing of our Class A common stock on the New York Stock Exchange; volatility in our stock price and in the liquidity of the trading market for our Class A common stock; the lingering effects of the COVID-19 pandemic; changes in applicable laws or regulations; the risks associated with evolving corporate governance and public disclosure requirements; the risk of greater than anticipated tax liabilities; the risks associated with the storage and use of personally identifiable information; earnings-related risks such as those associated with late payments, goodwill or other intangible assets; our ability to obtain additional capital on commercially reasonable terms; the risks associated with being an “emerging growth company” and “smaller reporting company” within the meaning of the U. S. securities laws; risks associated with our reliance on information technology in critical areas of our operations; our inability to pay dividends for the foreseeable future; the risks associated with additional issuances of Class A common stock without stockholder approval; costs related to operating as a public company; and those factors discussed under the heading “Item 1.A. Risk Factors” of our most recently filed Annual Report on Form 10-K.

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this report are more fully described under the heading “Item 1.A. Risk Factors” in our most recently filed Annual Report on Form 10-K and in our other filings with the SEC. The risks described under the heading “Item 1.A. Risk Factors” in our most recently filed Annual Report on Form 10-K are not exhaustive. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, the statements of belief and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us, as applicable, as of the date of this report, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

GETTY IMAGES HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
REVENUE	$229,298	$230,474	$690,616	$694,778

OPERATING EXPENSE:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	$60,939	$64,040	$187,579	$191,052
Selling, general and administrative expenses	97,253	91,571	300,930	280,255
Depreciation	13,786	12,407	40,349	37,298
Amortization	7,298	11,566	21,765	35,676
Loss on litigation	106,108	—	112,549	—
Recovery of loss on litigation	(60,000)	—	(60,000)	—
Other operating expense – net	(24)	532	588	4,096
Operating expense	225,360	180,116	603,760	548,377
INCOME FROM OPERATIONS	3,938	50,358	86,856	146,401

OTHER EXPENSE, NET:
Interest expense	(32,255)	(29,397)	(94,435)	(88,983)
(Loss) gain on fair value adjustment for swaps and foreign currency exchange contract – net	(2,322)	5,672	(5,047)	22,777
Unrealized foreign exchange gains – net	16,482	33,671	2,395	71,905
Loss on extinguishment of debt	—	(2,693)	—	(2,693)
Net loss on fair value adjustment for warrant liabilities	—	(161,339)	—	(161,339)
Other non-operating income (expense) – net	1,104	(3,763)	2,226	(3,408)

Total other expense – net	(16,991)	(157,849)	(94,861)	(161,741)
LOSS BEFORE INCOME TAXES	(13,053)	(107,491)	(8,005)	(15,340)
INCOME TAX EXPENSE	(5,395)	(10,625)	(11,517)	(38,974)

NET LOSS	(18,448)	(118,116)	(19,522)	(54,314)
Less:
Net (loss) income attributable to noncontrolling interest	(45)	(62)	248	313
Premium on early redemption of Redeemable Preferred Stock	—	26,678	—	26,678
Redeemable Preferred Stock dividend	—	4,666	—	43,218
NET LOSS ATTRIBUTABLE TO GETTY IMAGES HOLDINGS, INC.	$(18,403)	$(149,398)	$(19,770)	$(124,523)

Net loss per share attributable to Class A Getty Images Holdings, Inc. common stockholders:
Basic	$(0.05)	$(0.47)	$(0.05)	$(0.52)
Diluted	$(0.05)	$(0.51)	$(0.05)	$(0.59)

Weighted-average Class A common shares outstanding:
Basic	399,703,684	318,152,726	397,492,201	237,235,059
Diluted	399,703,684	323,337,894	397,492,201	238,963,448

GETTY IMAGES HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value data)

	September 30, 2023	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$113,546	$97,912
Restricted cash	4,250	4,482
Accounts receivable – net of allowance of $7,040 and $6,460, respectively	126,165	129,603
Prepaid expenses	13,255	15,728
Insurance recovery receivable	60,000	—
Taxes receivable	10,421	11,297
Other current assets	13,217	10,497
Total current assets	340,854	269,519
PROPERTY AND EQUIPMENT – NET	174,578	172,083
RIGHT OF USE ASSETS	41,997	47,231
GOODWILL	1,499,869	1,499,578
IDENTIFIABLE INTANGIBLE ASSETS – NET	396,443	419,548
DEFERRED INCOME TAXES – NET	7,639	8,272
OTHER LONG-TERM ASSETS	43,378	51,952
TOTAL	$2,504,758	$2,468,183
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$94,072	$93,766
Accrued expenses	42,161	49,327
Income taxes payable	5,670	8,031
Litigation reserves	96,711	—
Deferred revenue	169,025	171,371
Total current liabilities	407,639	322,495
LONG-TERM DEBT – NET	1,380,386	1,428,847
LEASE LIABILITIES	41,358	46,218
DEFERRED INCOME TAXES – NET	32,275	37,075
UNCERTAIN TAX POSITIONS	31,381	37,333
OTHER LONG-TERM LIABILITIES	4,222	3,167
Total liabilities	1,897,261	1,875,135
Commitments and contingencies (Note 7)

STOCKHOLDERS’ EQUITY:
Class A common stock, $0.0001 par value: 2.0 billion shares authorized; 402.7 million shares issued and outstanding as of September 30, 2023 and 394.8 million shares issued and outstanding as of December 31, 2022	40	39
Additional paid-in capital	1,973,330	1,936,324
Accumulated deficit	(1,302,124)	(1,282,354)
Accumulated other comprehensive loss	(111,964)	(108,928)
Total Getty Images Holdings, Inc. stockholders’ equity	559,282	545,081
Noncontrolling interest	48,215	47,967
Total stockholders’ equity	607,497	593,048
TOTAL	$2,504,758	$2,468,183

GETTY IMAGES HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(19,522)	$(54,314)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	40,349	37,298
Amortization	21,765	35,676
Unrealized exchange gains on foreign denominated debt	(3,450)	(64,283)
Equity-based compensation	27,185	5,937
Non-cash fair value adjustment for common stock warrants	—	161,339
Deferred income taxes – net	(4,168)	20,473
Uncertain tax positions	(5,952)	(5,345)
Non-cash fair value adjustment for swaps and foreign currency exchange contracts	5,047	(21,256)
Amortization of debt issuance costs	2,965	4,623
Non-cash operating lease costs	5,234	9,425
Impairment of right of use assets	—	2,563
Loss on extinguishment of debt	—	2,693
Transaction costs allocated to common stock warrants	—	4,225
Other	3,348	3,507
Changes in current assets and liabilities:
Accounts receivable	(1,156)	9,743
Accounts payable	2,781	3,606
Accrued expenses	(232)	(14,598)
Insurance recovery receivable	(60,000)	—
Litigation reserves	96,711	—
Lease liabilities, non-current	(5,645)	(11,012)
Income taxes receivable/payable	(1,382)	(4,323)
Interest payable	(7,068)	(1,010)
Deferred revenue	2,412	6,607
Other	(231)	(2,401)
Net cash provided by operating activities	98,991	129,173

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(41,868)	(46,034)
Purchase of a minority investment	—	(2,000)
Net cash used in investing activities	(41,868)	(48,034)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt	(47,800)	(307,800)
Cash paid for debt issuance costs	(1,137)	—
Proceeds from common stock issuance	13,181	267
Cash paid for settlement of employee taxes related to exercise of equity-based awards	(5,607)	(6,267)
Payment of contingent consideration	—	(10,000)
Payment of Redeemable Preferred Stock	—	(614,996)
Cash contributions from business combination	—	864,164
Cash paid for equity issuance costs	(150)	(104,001)
Net cash used in financing activities	(41,513)	(178,633)

EFFECTS OF EXCHANGE RATE FLUCTUATIONS	(208)	(17,633)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	15,402	(115,127)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH – Beginning of period	102,394	191,529
CASH, CASH EQUIVALENTS AND RESTRICTED CASH – End of period	$117,796	$76,402

Non-GAAP Financial Measures

In order to assist investors in understanding the core operating results that our management uses to evaluate the business and for financial planning, we present the following non-GAAP measures: (1) Adjusted EBITDA, (2) Adjusted EBITDA Margin, (3) Adjusted EBITDA less capex and (4) Free Cash Flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.

The Company believes that these measures are relevant and provide useful information widely used by analysts, investors and other interested parties in our industry to provide a baseline for evaluating and comparing our operating performance, and in the case of free cash flow, our liquidity results. We also evaluate our revenue on an as reported (U.S. GAAP) and currency neutral basis. We believe presenting currency neutral information provides valuable supplemental information regarding our comparable results, consistent with how we evaluate our performance internally.

Reconciliations of these non-GAAP measures to the most comparable GAAP measures are provided below.

The Company does not reconcile its forward-looking non-GAAP financial measures to the corresponding U.S. GAAP measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information, such as foreign currency impacts necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure, is available to the Company without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The Company provides non-GAAP financial measures that it believes will be achieved, however it cannot accurately predict all of the components of the adjusted calculations and the U.S. GAAP measures may be materially different than the non-GAAP measures.

Reconciliation of Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted EBITDA less capex

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Net loss	$(18,448)	$(118,116)	$(19,522)	$(54,314)
Add/(less) non-GAAP adjustments:
Depreciation and amortization	$21,084	$23,973	$62,114	$72,974
Loss on litigation, net of recovery[1]	$46,108	$—	$52,549	$—
Other operating expense - net	$(24)	$532	$588	$4,096
Interest expense	$32,255	$29,397	$94,435	$88,983
Fair value adjustments, foreign exchange and other non-operating expense (income) [2]	$(15,264)	$(35,580)	$426	$(91,274)
Loss on extinguishment of debt	$—	$2,693	$—	$2,693
Net loss on fair value adjustment for warrant liabilities	$—	$161,339	$—	$161,339
Income tax expense	$5,395	$10,625	$11,517	$38,974
Equity-based compensation expense	$9,176	$2,805	$27,185	$5,937
Adjusted EBITDA	$80,282	$77,668	$229,292	$229,408
Capex	$(12,416)	$(15,663)	$(41,868)	$(46,034)
Adjusted EBITDA less capex	$67,866	$62,005	$187,424	$183,374
Net loss margin	(8.0)%	(51.2)%	(2.8)%	(7.8)%
Adjusted EBITDA Margin	35.0%	33.7%	33.2%	33.0%

(1) Beginning with this reporting period, the Company is reclassifying historical legal fees associated with our warrant litigation from “Selling, general and administrative expenses” to “Loss on litigation” within the Condensed Consolidated Statements of Operations. The aggregate amount of these fees reported through June 30, 2023, totaled $7.5 million, with $1.1 million recognized for the three months ended December 31, 2022 and $6.4 million recognized for the six months ended June 30, 2023. This change is classification serves to increase our Adjusted EBITDA by $6.4 million for the nine months ended September 30, 2023, when compared to classification in prior periods.

(2) Fair value adjustments for our swaps and foreign currency exchange contracts, foreign exchange gains (losses) and other insignificant non-operating related expenses (income).

Reconciliation of Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2023	2022	2023	2022
Net cash provided by operating activities	$25.2	$48.9	$99.0	$129.2
Acquisition of property and equipment	$(12.4)	$(15.7)	$(41.9)	$(46.0)
Free Cash Flow	$12.8	$33.2	$57.1	$83.1

OTHER FINANCIAL DATA

Revenue by Product

	Three Months Ended September 30,				increase / (decrease)
(In thousands)	2023	% of revenue	2022	% of revenue	$ change	% change	CN % change
Creative	145,211	63.3%	145,238	63.0%	(27)	—%	(0.8)%
Editorial	79,944	34.9%	81,845	35.5%	(1,901)	(2.3)%	(3.3)%
Other	4,143	1.8%	3,391	1.5%	753	22.2%	21.1%
Total revenue	$229,298	100.0%	$230,474	100.0%	$(1,175)	(0.5)%	(1.3)%

	Nine Months Ended September 30,				increase / (decrease)
(In thousands)	2023	% of revenue	2022	% of revenue	$ change	% change	CN % change
Creative	432,927	62.7%	440,305	63.4%	(7,378)	(1.7)%	(0.4)%
Editorial	244,911	35.5%	243,543	35.1%	1,368	0.6%	1.8%
Other	12,778	1.9%	10,930	1.6%	1,848	16.9%	18.6%
Total revenue	$690,616	100.0%	$694,778	100.0%	$(4,163)	(0.6)%	0.7%

Balance Sheet & Liquidity

($ millions)	September 30, 2023	Dec 31, 2022	September 30, 2022
Cash & Cash Equivalents[1]	$113.5	$97.9	$71.9
Available under Revolving Credit Facility[2]	$150.0	$80.0	$80.0
Liquidity	$263.5	$177.9	$151.9
Term Loans Outstanding - USD Tranche	$639.6	$687.4	$690.0
Term Loans Outstanding - EUR Tranche[3]	$443.6	$447.0	$409.3
Total Balance - Term Loans Outstanding[4]	$1,083.2	$1,134.4	$1099.3
Senior Notes	$300.0	$300.0	$300.0

1 Excludes restricted cash of $4.3 million as of September 30, 2023, $4.5 million as of December 2022 and $4.5 million as of September 30, 2022.

2 Our new Revolving Credit Facility was effective May, 2023 and matures May, 2028. The prior Revolving Credit Facility was effective February 2019 and was scheduled to mature February 2024 prior to the recent extension.

3 Face Value of Debt is 419M EUR. Converted using the FX spot rate as of September 30, 2023 of 1.05, December 31, 2022 of 1.07, and September 30, 2022 of 0.98.

4 Represents face value of debt, not GAAP carrying value

Investor Contact:

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Steven Kanner

Investorrelations@gettyimages.com

Media Contact:

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Anne Flanagan

Anne.flanagan@gettyimages.com